Exhibit (g)(5)

CUSTODY AGREEMENT

FORM OF AMENDED AND RESTATED

SCHEDULE B

FUND LIST

Dated: November [15], 2017

•	Active M Emerging Markets Equity Fund
•	Active M International Equity Fund
•	Active M U.S. Equity Fund
•	Arizona Tax-Exempt Fund
•	Bond Index Fund
•	California Intermediate Tax-Exempt Fund
•	California Tax-Exempt Fund
•	Core Bond Fund
•	Emerging Markets Equity Index Fund
•	Fixed Income Fund
•	Global Real Estate Index Fund
•	Global Sustainability Index Fund
•	Global Tactical Asset Allocation Fund
•	High Yield Fixed Income Fund
•	High Yield Municipal Fund
•	Income Equity Fund
•	Intermediate Tax-Exempt Fund
•	International Equity Fund
•	International Equity Index Fund
•	Large Cap Core Fund
•	Large Cap Value Fund
•	Mid Cap Index Fund
•	Money Market Fund
•	Multi-Manager Emerging Markets Debt Opportunity Fund
•	Multi-Manager Global Listed Infrastructure Fund
•	Multi-Manager Global Real Estate Fund
•	Multi-Manager High Yield Opportunity Fund
•	Municipal Money Market Fund
•	Northern Engage360™ Fund
•	Short Bond Fund
•	Short-Intermediate Tax-Exempt Fund
•	Short-Intermediate U.S. Government Fund
•	Small Cap Core Fund
•	Small Cap Index Fund
•	Small Cap Value Fund
•	Stock Index Fund

B-1

•	Tax-Advantaged Ultra-Short Fixed Income Fund
•	Tax-Exempt Fund
•	U.S. Government Fund
•	U.S. Government Money Market Fund
•	U.S. Government Select Money Market Fund
•	U.S. Quality ESG Fund
•	U.S. Treasury Index Fund
•	Ultra-Short Fixed Income Fund

NORTHERN FUNDS	THE NORTHERN TRUST COMPANY

By:	By:

Name:	Name:

Title:	Title:

B-2